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                                 CHARTER OF THE
                  AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
                              ELAMEX, S.A. DE C.V.
             APPROVED BY THE BOARD OF DIRECTORS ON JANUARY 19, 2000

This Audit Committee Charter has been adopted by the Board of Directors of Elamex, S.A. de C.V. The Audit Committee of the Board shall review and reassess this charter and the Committee's practices annually and recommend any proposed changes to the Board for approval.

1.0     ROLE AND INDEPENDENCE: ORGANIZATION

        The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned by the Board. The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the NASDAQ and the Committee's practices.

        The Committee shall maintain free and open communication with the independent auditors, the internal auditors, and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

        One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, the lead independent audit partner, and the director of internal audit.

        The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors, management and the internal auditors.

2.0     RESPONSIBILITIES

        Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

2.1 Recommending to the Board the independent auditors to be nominated for shareholder approval to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

2.2 Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, recommending the replacement of such auditors.

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2.3     Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

2.4 Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review the committee shall make its recommendation to the Board as to the inclusion of the company's audited financial statements in the Company's Annual Report on Form 10-K.

2.5 Issuing annually a report to be included in the Company's proxy statement as required by the rules of the U.S. Securities and Exchange Commission.

2.6 Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

2.7 Discussing with a representative of management and the independent auditors: (a) the interim financial information contained in the Company's Quarterly Reports on Form 10-Q prior to their filing, (b) each earnings announcement prior to its release (if practicable), and (c) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

2.8 Overseeing internal audit activities, including discussing with management and the internal auditors the internal function's organization, objectivity, responsibilities, plans, results, budget and staffing.

2.9 Discussing with management, the internal auditors, and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

2.10 Discussing with management and/or the Company's general counsel any legal matters that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or Governmental agencies.

3.0     Additional Functions Assigned to Audit Committee

        3.1 Reviewing the annual management letter with the independent auditors.

        3.2     Reviewing audit fees.

        3.3     Reviewing management conflict of interest transactions.


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        3.4     Reviewing alleged fraudulent actions or violations of law
                reported by internal compliance programs or, under the terms of the Private Securities Litigation Reform Act of 1995, as reported by the independent auditors.

        3.5 Reviewing compliance with codes of ethics and/or codes of conduct and the procedures to monitor such compliance.

        3.6 Reviewing the performance of the director of internal audit and ensuring that the performance of the chief financial officer and chief accounting officer are reviewed annually.

        3.7 Reviewing financial statements before press release with respect to significant transactions.

        3.8 Reviewing policies and procedures related to significant transaction flows.

        3.9 Reviewing and concurring in the appointment, replacement, reassignment or dismissal of the director of internal audit. Confirming and assuring the objectivity of internal audit.

        3.10    Reviewing the internal audit charter.

        3.11    Self-assessing audit committee performance.

        The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements, and the independent auditors are responsible for auditing and reporting on those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices, than the Committee does. Accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.


                                              Approved:


                                         MR. ELOY S. VALLINA,
                                        CHAIRMAN OF THE BOARD



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